AFFIDAVIT OF RECEIPT AND ACCEPTANCE

STATE OF GEORGIA

COUNTY OF COBB

Before me this day personally appeared LEE DICKERSON (the "Affiant") who being by me first duly sworn, deposes and says:

1. The Affiant is a duly authorized agent of Triad Financial Services, Inc. ("Lender"), for the purpose of receiving delivery of and accepting on behalf of Lender, "Credit and Security Agreement" and the "Community Credit and Security Agreement" loan documents executed outside the State of Florida by borrowers of Lender.

2. On July 26, 2021 Affiant, acting as a duly authorized agent of Lender, received delivery of and accepted within the State of Georgia, that certain "Credit and Security Agreement" and the "Community Credit and Security Agreement" dated as of July 22, 2021 executed by GVEST FINANCE LLC in favor of Lender.

FURTHER AFFIANT SAYETH NOT.

Dated: July 26, 2021

Lee Dickerson

LEE DICKERSON

The foregoing affidavit was sworn to before me this 26th day of July, 2021, in the County of Cobb, State of Georgia, by Lee Dickerson, who is [X] personally known to me or [ ] has produced a driver's license as identification.

Kathryn Kavanaugh Smith

KATHRYN KAVANAUGH SMITH NOTARY PUBLIC COBB COUNTY, GEORGIA

Notary Public, State of Georgia
My commission expires: 07-19, 2025

CREDIT AND SECURITY AGREEMENT

This CREDIT AND SECURITY AGREEMENT ("**Agreement**") is entered into as of July 22, 2021 by and between the undersigned party (or, if applicable, parties) listed as debtor (individually and collectively, "**Debtor**"), and TRIAD FINANCIAL SERVICES, INC., a Florida corporation (individually and in its capacity as agent, "**Triad**").

1. Security Interest. In order to secure all current and future obligations, whether monetary or otherwise, of Debtor and/or its affiliates owing to Triad and/or its affiliates (Triad and its affiliates, individually and collectively, "**Secured Party**"), whether under the Loan Documents (as defined in Section 24 below) or any other current or future agreement with any Secured Party (collectively, the "**Obligations**"), Debtor hereby unconditionally and irrevocably grants to Secured Party a continuing and unconditional first priority (a) purchase money security interest in all of Debtor's right, title and interest (whether now existing or hereafter arising or acquired from time to time) in and to all present and future inventory (including, but not limited to, manufactured homes, modular homes, park models, travel trailers, camper units, boats, and recreational vehicles), wherever located, the purchase of which was financed by Secured Party, and all parts, attachments, additions, replacements, substitutions, returns, repossessions, exchanges, accessories and accessions thereto and thereof, and all proceeds and products thereof, and documents relating thereto; and (b) security interest in all of Debtor's right, title and interest (whether now existing or hereafter arising or acquired from time to time) in and to all present and future inventory, accounts, deposit accounts, equipment, notes, fixtures, chattel paper, general intangibles, letter of credit rights, instruments, investment property, commercial tort claims, documents and other supporting obligations, wherever located, and all parts, attachments, additions, replacements, substitutions, returns, repossessions, exchanges, accessories and accessions thereto and thereof, and all other goods used or intended to be used in conjunction therewith and all documents relating thereto, and all proceeds of all of the foregoing (collectively, the "**Collateral**").

2. Advances and Eligibility. As long as no Event of Default (as hereinafter defined) exists, Secured Party may advance funds or otherwise extend credit (each an "**Advance**") for the acquisition, financing or refinancing by Debtor of inventory manufactured by a manufacturer approved by Triad in its sole discretion (each an "**Approved Manufacturer**") or for such other purposes as are acceptable to Secured Party (the "**Inventory**"). Such Advances may be made by Secured Party, in its sole discretion, from time to time, provided that the total Obligations outstanding at any one time do not exceed the credit line established for Debtor as indicated in the Conditional Approval Letter or similar document (each, an "**Approval Letter**"), as may be increased, decreased, revoked or otherwise amended or modified from time to time. Debtor expressly disclaims any right to expect any Advance as a result of any course of dealing between Debtor and Secured Party, any particular need for any such Advance by Debtor, Secured Party's dealings with others, Secured Party's arrangements with any Approved Manufacturer, or otherwise. Any Advance may be paid directly to an Approved Manufacturer or otherwise settled with an Approved Manufacturer on such terms and conditions as Secured Party and such Approved Manufacturer may agree from time to time. To be eligible for an Advance, the Inventory must be: (a) serialized, unless otherwise agreed to by Secured Party; (b) adequately described in an invoice issued to Debtor by an Approved Manufacturer; (c) approved by Secured Party, in its sole discretion, for financing pursuant to a program authorized by Secured Party and an Approved Manufacturer; and (d) encumbered by a first priority executed security interest in favor of Secured Party. If Secured Party makes an Advance to Debtor, Debtor shall deliver or cause to be delivered to Secured Party the certificates of origin for each item of Inventory financed or refinanced pursuant to such Advance. Advances shall be governed by this Agreement and the other Loan Documents, and shall be subject to any specific terms and conditions expressed herein and therein.

3. **Request for Advance.** Debtor may request an Advance by submitting to Secured Party such documentation in such form and detail as Secured Party may require in its sole discretion from time to time, including, as a condition to such Advance, such supporting data, invoices, receipts and affidavits as may verify, to the satisfaction of Secured Party, the use or application of the Advance (each, a "**Request for Advance**"). A purchase order submitted to Secured Party, either directly from Debtor to Triad or from an Approved Manufacturer, shall constitute a Request for Advance. Each Request for Advance shall, as of the date submitted (i) reaffirm Debtor's representations and warranties contained in the Loan Documents, (ii) constitute a statement by Debtor that Debtor has complied with all of the terms of the Loan Documents, and (iii) constitute a certification by Debtor that Debtor has no defenses, offsets or counterclaims against Secured Party under the Loan Documents or otherwise.

4. **Financing Terms; Debtor Obligations Regarding Website.** Secured Party will provide or make available to Debtor, in a manner chosen by Secured Party from time to time, a statement, program letter, Approval Letter, billing statement and/or other documentation, as applicable, identifying the Inventory and the applicable financial terms for an Advance (each a "**Statement of Financial Transaction**" or "**SOFT**"). Debtor's failure to notify Secured Party in writing of any objection to a SOFT within ten (10) business days after the SOFT is first made available to Debtor shall constitute Debtor's acceptance of the terms thereof, Debtor's agreement that Secured Party is financing such Inventory at Debtor's request, and Debtor's agreement that a SOFT will be incorporated by reference herein. If Debtor timely objects and such objection is not resolved within three (3) business days, Secured Party shall make the Advance described in the SOFT, and the terms of the SOFT shall be deemed for all purposes to be in accordance with the terms set forth in the most recent SOFT for similar Inventory to which Debtor has not objected. If there are no such prior terms, until resolution by the parties hereto, interest shall accrue at the lesser of (a) the "LIBOR Rate" set forth in Section 5 hereof, plus 10% per annum and (b) the maximum lawful rate of interest permitted under applicable law. Debtor further agrees that (i) to provide more cost-effective service to Debtor and other customers, Secured Party may make SOFTs available to Debtor through Secured Party posting SOFTs to a website where Debtor has password-protected access to documents and information regarding Debtor's inventory finance account (the "**Website**"), (ii) Debtor shall regularly access and use the Website in a manner that will keep Debtor fully apprised of all relevant information regarding Debtor's inventory finance account, which shall include but not be limited to Debtor appropriately managing and updating its user information (such as maintaining an accurate email address for notifications), and (iii) Debtor shall be deemed to have received adequate notice of a SOFT once it is posted to the Website, even if Debtor does not actually see or review such SOFT on the Website and regardless of whether Debtor requests or receives a paper copy of such SOFT or an email or other notice regarding the existence of such SOFT. For the avoidance of doubt, Debtor understands and agrees that Debtor bears sole responsibility and assumes the risk to keep itself apprised, through its own regular use of the Website, of all new SOFTs and other relevant information regarding its inventory finance account, and Debtor will not have the right to dispute or otherwise attempt to avoid liability on any transactions reflected in a SOFT as to which Debtor has not timely objected in writing as required by this Section 4.

5. **Payment Terms.**

5.1 Unless otherwise specified in the applicable SOFT or other Loan Documents, interest shall be payable monthly, in arrears, and shall be due and payable on or before the 15th day of the month following the month in which such interest accrues. For any month, the "**LIBOR Rate**" shall be the greater of (a) the highest rate of interest announced during such period by the *Wall Street Journal* or money center bank selected by Secured Party from time to time and (b) any Minimum LIBOR stated on the applicable SOFT or other Loan Document. Interest shall be calculated based upon a 360-day year (based on the actual number of days elapsed) unless otherwise set forth in the applicable SOFT or other Loan Documents.

5.2 Unless otherwise specified in the applicable SOFT or other Loan Documents, commencing on the 15th day of the first full month after the first anniversary of any Advance and continuing on the 15th day of each month thereafter, Debtor shall pay to Lender a principal amount in an amount equal to the original principal amount of such Advance multiplied by the percentage specified in the applicable SOFT.

5.3 Except as otherwise set forth in the applicable Loan Documents, upon the sale of Inventory financed or refinanced by Secured Party, Debtor shall pay to Secured Party an amount equal to the original invoice price ("**Invoice Price**") of such Inventory, less all principal payments made with respect to such Inventory pursuant to Section 5.2 above, plus all billed and unpaid interest and any applicable fees as specified in a SOFT or any other Loan Documents (collectively, the "**Advance Balance**").

5.4 All payments pursuant to this Agreement shall be made payable to Triad and delivered to the address specified by Triad from time to time or paid in such manner as Triad may specify from time to time. Triad may apply any payments received from Debtor to the Obligations, or any portion thereof, in any manner and in any order as Triad may determine in its sole discretion, notwithstanding contrary instructions received from Debtor. Application of payments made on Debtor's account may occur up to two (2) business days after deposit into Triad's account to allow for clearance of funds.

6. Fees. Debtor agrees to pay to Secured Party each of the following fees if assessed by Secured Party: (a) an "**Audit Fee**" for each audit conducted by or for Secured Party, which shall be equal in each case to the reasonable out-of-pocket expenses incurred by Secured Party or any minimum audit fee amount established by Secured Party in connection with any audits of Debtor, which may be conducted as frequently as Secured Party deems prudent, in its sole discretion; (b) "**Late Fees**" equal to the lesser of (i) five percent (5%) and (ii) the maximum amount permitted by law of any payment of principal, interest and/or flat or other charges, in each case that is not received by Secured Party on or before the 25th day of the month in which such payment is due; (c) a "**Returned Payment Fee**" in each case in which Secured Party receives a check, ACH electronic payment or other amount in payment of Debtor's obligations owing to Secured Party and such payment is returned or rejected by Secured Party's bank for insufficient funds or for any other reason, even if it is paid subsequently, of up to the lesser of (i) the maximum amount permitted by law or (ii) $250.00, plus applicable Late Fees; (d) an "**Administrative Fee**" in an amount specified by Secured Party from time to time in an Approval Letter, SOFT or other Loan Document; (e) such additional or amended fees as Secured Party shall implement from time to time in connection with the servicing and/or administration of Debtor's account ("**Miscellaneous Fees**"), to be effective as of the notice date, or such other future date as Secured Party shall advise, and in each case upon prior notice to and acceptance by Debtor (which notice may, but shall not be required to, be included in a Statement of Financial Transaction, and delivery of any such notice by email, website or other electronic transmission shall be equally effective as delivery of a printed notice), and acceptance of such Miscellaneous Fees shall be conclusively evidenced by Debtor's request for Advances following Secured Party sending notice to Debtor of such Miscellaneous Fee; and (f) all of Secured Party's reasonable expenses incurred to (i) draft, modify or amend any Loan Documents as Secured Party may decide in its discretion or (ii) enforce or collect any of the Obligations, including, without limitation, reasonable fees and expenses associated with arbitration, arbitrators, attorneys or experts, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

7. Location of Collateral. The Collateral shall at all times remain personal property, shall not become affixed to or form a part of any real estate without the consent of Secured Party, and shall be located at Debtor's place(s) of business or at any other locations otherwise approved in writing by Secured Party from time to time. Secured Party retains the right to demand additional protection for the approval of a new location for the Collateral, including, but not limited to, a properly executed landlord/lienholder

waiver(s). Debtor shall not remove any of the Collateral from approved location(s) without the prior written consent of Secured Party.

8. Debtor's Representations and Warranties. Debtor represents and warrants that from the date of this Agreement and until final payment and completion in full of the Obligations: (a) the execution, delivery and performance by Debtor of this Agreement, each SOFT and each related financing document have been approved for Debtor by all necessary corporate or other action, as applicable; (b) Debtor is duly formed and is in good standing and qualified to do business in its state of organization and the state(s) in which its place(s) of business is (are) located; (c) the Loan Documents have been duly executed and delivered on behalf of Debtor and constitute valid and binding obligations of Debtor, enforceable against Debtor in accordance with their terms, and the execution and delivery of this Agreement does not contravene any of Debtor's organizational documents or any other agreement, document or instrument to which Debtor is a party; (d) all information supplied and statements made by Debtor in any financial statement or other document delivered to Secured Party at any time are, and shall be, true, correct, complete and genuine when delivered; (e) Debtor lawfully possesses and owns each item of the Collateral, and the Collateral financed or refinanced by Secured Party for Debtor is free from, and will remain free from, all liens or other encumbrances, except for the security interest granted to Secured Party hereby and security interests that are junior in priority to the security interest granted to Secured Party hereby; (f) Debtor is not a party to or the subject of any lawsuit, governmental investigation or proceeding or material dispute with any party, except as previously disclosed in writing to Secured Party; (g) Debtor is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party; (h) there has been no material adverse change in Debtor's credit worthiness, financial position or in the information provided by Debtor to Secured Party in the credit application or otherwise from the date of submission of such information through the date hereof; and (i) Debtor is a merchant engaged in the business of selling the Inventory and other personal property of a kind similar to the Inventory. Each request for an Advance by Debtor reaffirms Debtor's representations and warranties contained herein as of the date of such request.

9. Affirmative Covenants. From the date hereof and until final payment in full and completion of the Obligations, unless Secured Party shall otherwise consent in writing, Debtor shall: (a) allow Secured Party, or its agents, during normal business hours, access to (i) the books, records and such other documents of Debtor as Secured Party shall reasonably require, and allow Secured Party, at Debtor's expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof; and (ii) the premises of Debtor, or wherever else the Collateral may be located, from time to time, in Secured Party's sole discretion and without prior notice, to examine any and all Collateral for any reasonable purpose, including, without limitation, appraising the Collateral as security and verifying the presence and condition of the Collateral, all with the full cooperation and assistance of Debtor; (b) conduct its business in substantially the same manner and in such locations as such business is now and has previously been conducted or such other locations as approved by Secured Party, and in all events in accordance with all applicable laws; (c) deliver to Secured Party, with the financial statements required herein, a certification by Debtor that Debtor is in full compliance with the Loan Documents; (d) comply with all terms and conditions contained in the Loan Documents; (e) maintain, preserve and keep the Collateral in good repair, working order and condition, making all replacements, additions and improvements thereto necessary for the proper conduct of its business, unless prohibited by the Loan Documents, and comply with the terms of all covenants, restrictions or easements affecting the Collateral; (f) furnish to Secured Party immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default (as defined in Section 13 hereof) or any event which, upon the giving of notice or lapse of time or both, may become an Event of Default, written notice specifying the nature and period of existence thereof and the action which Debtor is taking or proposes to take with respect thereto; (g) promptly notify Secured Party in writing of: (i) any event or circumstance that has caused, or would reasonably be expected to cause, any material adverse change in Debtor's financial condition or its business or its financial prospects; (ii) any

default under any material agreement, contract or other instrument to which Debtor is a party or by which any of its assets are bound, or any acceleration of the maturity of any Obligations owing by Debtor; (iii) any material adverse claim against or affecting Debtor or any part of the Collateral; (iv) the commencement of, and any material determination in, any material litigation with any third party or any proceeding before any governmental agency or unit affecting Debtor; (v) any defect or non-conformity in any shipment of the Inventory financed by Secured Party, or any claim of a right to reject or revoke acceptance of such Inventory for any reason, no later than five (5) days after delivery of such Inventory; and (vi) any change in Debtor's name as shown above, any change in Debtor's principal place of business and/or any change in Debtor's entity type, state of organization or other circumstance affecting Debtor's business structure at least thirty (30) days prior thereto; (h) deliver promptly such other information regarding the operation, business affairs, contact information, and financial condition of Debtor which Secured Party may reasonably request from time to time; (i) if a certificate of title is required by law with respect to any item of Collateral, obtain such certificate and note the security interest of Secured Party thereon and do everything necessary or expedient to preserve or perfect the security interest of Secured Party therein; (j) promptly pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, fees, and liabilities of whatever nature or amount, except those which Debtor in good faith disputes and as to which Debtor maintains appropriate reserves and promptly provides notice to Secured Party; (k) promptly defend, at its sole expense, any action, proceeding or claim affecting the Collateral; (l) upon the request of Secured Party, obtain waivers of interest and/or non-disturbance agreements from landlords, lien holders, warehousemen, bailees or other third parties with an interest or potential interest as to locations where any item of the Collateral is located or otherwise relating to any item of the Collateral; (m) promptly take all such actions reasonably requested by Secured Party to further implement and give effect to the agreements contained in the Loan Documents; (n) promptly indemnify and hold harmless Secured Party from any claims, losses, costs and expenses asserted by Debtor, any customer of Debtor, or any other party relating to or arising out of the Loan Documents or any of the Collateral; and (o) take all actions necessary to cause all loans from any equity owner, officer, director or affiliate of Debtor to Debtor to be subordinated to the Obligations.

10. Negative Covenants. From the date hereof and until final payment in full and completion of the Obligations, unless Secured Party shall otherwise grant prior consent in writing, Debtor shall not: (a) change its fiscal year, be a party to any merger or consolidation or sell, transfer or dispose of all or any substantial portion of its assets in a single transaction or a series of transactions; (b) default in the performance of any obligation owed to a third party under a contract or otherwise; (c) misuse, rent, lease, lend, assign or otherwise transfer any of the Collateral, or use the Collateral for any purpose other than in accordance with accepted industry practices or permit the assertion or making of any seizure, vesting or intervention by or under authority of any governmental entity, as a result of which the management of Debtor or any guarantor of the Obligations (each, a "**Guarantor**") is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired; (d) permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any Collateral; (e) cause or permit any security interest, lien or encumbrance to attach to any Collateral financed or refinanced by Secured Party, other than the first priority lien and security interest in favor of Secured Party pursuant to this Agreement; or (f) except as permitted pursuant to Section 11 with respect to the Inventory, sell or transfer or agree to sell or transfer any Collateral or any interest therein to any third party, whether an affiliate of Debtor or otherwise.

11. Sale of Inventory. Both Debtor and Secured Party intend for Debtor to sell the Inventory, but Debtor shall only be permitted to sell the Inventory in the ordinary course of its business and if (a) Debtor is not in default hereunder, (b) the price obtained for such item of the Inventory is not less than the Advance Balance attributable thereto, and (c) Debtor holds all of the proceeds of any such sale in trust for, and immediately remits the Advance Balance attributable to such item of Inventory to, Secured Party. Debtor acknowledges that Secured Party may extend financial accommodations, in an amount equal to all

or a portion of Debtor's sales price, to the purchaser of an item of the Inventory from Debtor, and in such a case, the Advance Balance attributable to such item of the Inventory and the amount to be financed by Secured Party may be offset against one another. Upon demand by Secured Party, Debtor shall immediately remit to Secured Party the Advance Balance attributable to any item of the Inventory (which amount shall be applied in repayment of the Advance(s) relating thereto) as to which (i) Debtor receives any deposit or similar amount from a contemplated purchaser or (ii) Debtor enters into a contract to sell such item of the Inventory. The immediately preceding sentence shall not apply to any item of the Inventory financed by Secured Party under a scheduled payment or other non-"pay as sold" program which Secured Party has approved in writing.

12. Insurance; Risk of Loss. Debtor shall bear the entire risk of loss or destruction of, or damage to, the Collateral (including the Inventory), whether such loss or damage occurs during transport of the Collateral to Debtor or while such Collateral is in the possession of Debtor. Debtor shall procure and continuously maintain "all risk" property insurance covering each item of the Collateral for the full replacement value thereof and with such loss payable and other endorsements as Secured Party may require, and shall maintain adequate insurance coverage with respect to its assets and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Secured Party may reasonably require from time to time. All property insurance policies are to be made payable to Triad for the benefit of Triad and Secured Party, as their interests may appear, in case of loss, pursuant to a standard lender's loss payable endorsement with a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as Triad may reasonably require to fully protect Secured Party's interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Triad, with the lender's loss payable and additional insured endorsements in favor of Triad and shall provide for not less than thirty days (ten days in the case of non-payment) prior written notice to Triad of the exercise of any right of cancellation. Debtor shall notify Secured Party within twenty-four (24) hours of discovering any loss, theft or damage to any item of the Collateral. Secured Party may alter the insurance requirements under this section at any time upon written notice to Debtor. Secured Party's acceptance of policies in lesser amounts in one instance shall not be a waiver of Debtor's obligations hereunder in any other instances. Debtor hereby agrees that Secured Party may act as Debtor's representative in making, adjusting and settling claims with respect to the Collateral under any such insurance policies, and endorsing Debtor's name on any drafts, checks or other instruments drawn by an insurer and relating to the Collateral. In the event of Debtor's failure to secure and maintain insurance as herein required, Secured Party may obtain insurance on Debtor's behalf (in amounts in excess of those required hereunder), and Debtor promises to pay to Secured Party on demand any amounts expended by Secured Party in procuring such insurance as part of the Obligations, payment of which is secured by the Collateral pursuant to this Agreement. Secured Party's affiliates may act as insurance carrier, broker and/or insurance administrator and may be compensated in the normal manner for the insurance industry. Debtor acknowledges that any insurance obtained by Secured Party is solely for the benefit of Secured Party and may be more expensive than insurance obtained by Debtor. Secured Party will promptly discontinue any insurance purchased by Secured Party upon Debtor's presentation of proper evidence of valid insurance meeting the requirements of this Section 12.

13. Events of Default. Debtor and Secured Party acknowledge that time is of the essence in all matters pertaining to this Agreement. An **"Event of Default"** shall occur if: (a) Debtor fails to make, when due, any payment of principal, interest or other charges owed by Debtor under any Loan Document; (b) any of the representations or warranties of Debtor contained in the Loan Documents or any other instrument or agreement with Secured Party is untrue or misleading in any material respect; (c) Debtor or any Guarantor fails to comply with any of the covenants or materially breaches any provisions set forth in

the Loan Documents or any other instrument or agreement with Secured Party or any other material agreement with any third party; (d) Secured Party believes in good faith that the prospect of payment or performance of Debtor's obligations to Secured Party is impaired, whether by reason of a material adverse change in the business prospects or financial condition of Debtor or otherwise, or Secured Party in good faith believes that the Collateral is insufficient security for the Obligations; (e) all or any part of the Collateral is attached, levied or seized upon in any proceeding and such process is not discharged within ten (10) days; (f) Debtor fails to maintain in force the insurance required under any Loan Document; (g) any sale or other disposition of the Inventory is made by Debtor other than in compliance with the Loan Documents; (h) any of the Inventory is lost, damaged or destroyed and Debtor fails to pay Secured Party within twenty (20) days thereafter (the "**Grace Period**") the Advance Balance attributable to such Inventory, unless Debtor is seeking payment for such loss, damage or destruction and has so notified Secured Party in writing, in which case such Grace Period will begin when Secured Party notifies Debtor that Debtor must pay the Advance Balance attributable to such Inventory; (i) Debtor or any Guarantor becomes insolvent, makes an assignment for the benefit of creditors or consents to the appointment of a trustee or receiver; (j) bankruptcy, reorganization, insolvency or receivership proceedings are instituted by or against Debtor or by or against any Guarantor; (k) Debtor or any Guarantor sells all or a substantial portion of its assets, or there occurs a change in the ownership or management of Debtor or any Guarantor without the prior written consent of Secured Party; or (l) Debtor dies, ceases to do business as a going concern, or any Guarantor dies, ceases to do business as a going concern, defaults in any obligation or liability to Secured Party, or any guaranty of the Obligations is terminated without the prior written consent of Secured Party.

14. Remedies on Event of Default. If an Event of Default occurs and upon written notice from Secured Party to Debtor, the Debtor fails to cure the default within twenty (20) days thereafter (the "**Grace Period**") Obligations shall, if Secured Party shall so elect, become immediately due and payable; provided, however, that upon the institution of any bankruptcy, reorganization or insolvency proceedings filed by or against Debtor, the Obligations shall automatically become immediately due and payable without notice or demand of any kind. In addition, Debtor agrees that Secured Party may charge Debtor the default rate of interest on all then-owing Obligations equal to the lesser of twelve percent (12%) per annum and the maximum rate permitted by applicable law (the "**Default Rate**"). Furthermore, if an Event of Default occurs, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code and other applicable laws. Debtor agrees that Secured Party may, by itself or through an agent, without notice to any person and without judicial process of any kind, enter into any premises or upon any land owned, leased or otherwise under the apparent control of Debtor where Secured Party believes the Collateral may be, and disassemble, render unusable and/or repossess all or any items of the Collateral. Debtor expressly waives the rights to possession of the Collateral after an Event of Default and all claims for injuries suffered through or loss caused by such entering and/or repossession by Secured Party. Debtor shall, upon demand by Secured Party, assemble the Collateral and return it to Secured Party at a place designated by Secured Party. Without limiting Secured Party's right to conduct a sale of the Collateral in any commercially reasonable manner, Debtor agrees that a sale of the Collateral by Secured Party shall be deemed to be a commercially reasonable sale under the Uniform Commercial Code if Secured Party conducts a sale of any item of the Collateral (a) by requesting bids from ten (10) or more dealers or distributors of that type of the Collateral, or (b) pursuant to an internet auction or posting on any third party auction sale site, and any such sale by Secured Party of the Collateral in bulk or in parcels is within one hundred eighty (180) days of (i) Secured Party taking actual or constructive possession and control of such Collateral, or (ii) when Secured Party is otherwise authorized to sell such Collateral, whichever occurs last, to the bidder submitting the highest bid therefore. Debtor also agrees that the repurchase of any item of the Collateral by an Approved Manufacturer or any distributor thereof shall constitute a commercially reasonable private sale of such Collateral by Secured Party if the price obtained from such sale is equal to (x) the Invoice Price of such Collateral, less (y) the sum of all (i) amounts paid or payable pursuant to Section 5.2 above (which Debtor agrees will approximate the depreciation of such Collateral) and (ii)

amounts incurred, if any, to restore such Collateral to the equivalent of unused condition, and in such case no request for bids shall be required. Debtor further agrees that seven (7) or more days' prior written or electronic notice will be commercially reasonable notice of any private or public sale (including any sale to an Approved Manufacturer or distributor). Other actions taken or not taken by Secured Party shall not be deemed to fail to fulfill any duties imposed under the Uniform Commercial Code or other applicable law solely on account of not being indicated in this Section 14. Without limitation upon the foregoing, nothing contained in this Section 14 shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 14. Expenses of retaking, holding, preparing for sale, selling and the like shall include reasonable attorneys' fees and costs and are the responsibility of Debtor. Debtor is also responsible to pay all other costs and expenses incurred by Secured Party in connection with this Agreement or other Loan Documents, including, but not limited to, attorneys' fees and other legal expenses in connection with or arising out of any arbitration, deficiency suit, bankruptcy, proceeding by or against Debtor, collection actions or otherwise following an Event of Default. All such costs and expenses are payable by Debtor on demand by Secured Party and constitute part of the Obligations of Debtor secured by this Agreement. In the absence of final payment and satisfaction in full of all of the Obligations, Debtor shall remain liable for any deficiency. Debtor waives any and all rights it may have to a judicial hearing in advance of the enforcement of any of Secured Party's rights and remedies hereunder, including, without limitation, Secured Party's rights following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

15. No Waiver by Secured Party, etc.; Agreement Inclusive. Secured Party shall not be deemed to have waived any rights or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as Secured Party deems expedient.

16. Suretyship Waivers by Debtor. Debtor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any item of the Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Secured Party may deem advisable. Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto. Debtor further waives any and all other suretyship defenses.

17. No Marshaling. Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) or to resort to such collateral security or other assurances of payment in any particular order, and to the extent that it is lawful, Debtor hereby waives and shall not invoke any law relating to the marshaling of collateral.

18. Waiver of Warranties. DEBTOR HEREBY ACKNOWLEDGES AND AGREES THAT: (A) SECURED PARTY HAS NOT MADE ANY WARRANTY OR REPRESENTATION WITH RESPECT TO THE COLLATERAL OF ANY NATURE OR KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE MERCHANTABILITY OF THE

COLLATERAL, OR ITS FITNESS FOR A PARTICULAR PURPOSE. DEBTOR IRREVOCABLY WAIVES ANY CLAIMS AGAINST SECURED PARTY WITH RESPECT TO THE INVENTORY AND THE COLLATERAL. DEBTOR AGREES THAT ITS OBLIGATIONS TO SECURED PARTY WITH RESPECT TO THE COLLATERAL SHALL BE ABSOLUTE AND UNCONDITIONAL AT ALL TIMES AFTER AN ADVANCE OR COMMITTMENT TO ADVANCE HAS BEEN MADE WITH RESPECT TO SUCH COLLATERAL TO OR FOR THE BENEFIT OF DEBTOR. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, DEBTOR SHALL NOT DELAY PAYMENT OF ANY OBLIGATIONS TO SECURED PARTY, OR ASSERT ANY DEFENSE OR SET-OFF WITH RESPECT TO SUCH OBLIGATIONS, WHETHER DUE TO A DISPUTE BETWEEN DEBTOR AND AN APPROVED MANUFACTURER OR OTHERWISE.

19. Obligation to Provide Information; Consent to Share Information. Debtor shall deliver to Secured Party, within ninety (90) days after the close of each fiscal year of Debtor, Debtor's balance sheet, income statement and cash flow statements (collectively, the "**Financial Statements**"), certified by the president or equivalent officer of Debtor as having been prepared in accordance with generally accepted accounting principles and as presenting fairly the financial condition of Debtor as of the date thereof and for the period then ended. Debtor shall deliver to Secured Party (i) within 45 days after the close of each fiscal quarter of Debtor, copies of Debtor's quarterly Financial Statements certified by the chief financial officer of Debtor as presenting fairly the financial condition of Debtor as of the date thereof and for the period then ended and (ii) such other financial statements or information regarding Debtor or the Collateral as Secured Party reasonably may request from time to time. Secured Party may provide to any third party any credit, financial or other information of and/or relating to Debtor or any Guarantor that Secured Party may at any time possess. Secured Party may obtain from any Approved Manufacturer, distributor or other party any credit, financial or other information of and/or relating to Debtor or any Guarantor that such party may at any time possess. Debtor authorizes Secured Party to obtain and use any credit information from any credit reporting entity pertaining to Debtor's or any Guarantor's credit history and/or credit worthiness, as well as reviewing the credit for increasing or decreasing the credit limit, taking collection actions and for any other business purpose.

20. Power of Attorney. Debtor shall take all actions that Secured Party from time to time reasonably deems necessary or appropriate to protect, perfect and renew the perfection of Secured Party's security interest in the Collateral. Notwithstanding the foregoing, Debtor hereby makes, constitutes and appoints Secured Party as Debtor's true and lawful attorney-in-fact, with full power of substitution, to take the following actions on behalf of Debtor: (i) to prepare, execute and deliver in the name of Debtor security agreements, financing statements, certificates of title and statements of origin relating to the Collateral; and (ii) to endorse Debtor's name upon any notes, checks, drafts, money orders and other forms or instruments made payable to Debtor, and generally to perform all acts and do all things necessary to preserve and protect the Collateral and Secured Party's rights and interest therein and to otherwise accomplish the purposes of this Agreement. The foregoing powers are coupled with an interest and shall be irrevocable without the prior written consent of Secured Party as long as any Obligations remain outstanding.

21. Termination. Secured Party may terminate this Agreement immediately upon the giving of written notice to Debtor. Debtor will remain obligated to Secured Party for any outstanding Obligations incurred prior to such termination. Debtor may not terminate this Agreement at any time that Obligations are outstanding.

22. Secured Party's Exoneration. Under no circumstances shall Secured Party be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral, of any nature or kind, or to any matter or proceedings arising out of or relating thereto, but the same shall be at Debtor's sole risk at all times. Debtor hereby releases and forever discharges Secured Party from any

claims, causes of action and demands at any time arising out of or with respect to the Loan Documents, the use of the Collateral or any actions taken or omitted to be taken by Secured Party with respect thereto.

23. Triad as Agent. Except upon notice by Triad providing alternate instructions on a particular occasion or generally, Triad acts as agent for each Secured Party, and Debtor is authorized and directed to deal exclusively with Triad for all purposes in connection with this Agreement and the other Loan Documents notwithstanding any other terms set forth in this Agreement or the other Loan Documents. By way of example and not in limitation, except upon notice by Triad providing alternate instructions on a particular occasion or generally, as to all provisions requiring or allowing Debtor to provide information and/or any notice to Secured Party, and for Debtor to make payments to Secured Party, all such information and/or notice shall be provided, and all such payments shall be remitted, exclusively to Triad at such address and in such manner as Triad may instruct from time to time. Likewise, except as determined by Triad on a particular occasion or generally, Triad shall have exclusive authority to act as Secured Party with respect to Debtor, including but not limited to for purposes of issuing default or other notices to Debtor or any Guarantor, considering and/or granting any requests for amendment and/or waivers and exercising remedies after any Event of Default with respect to Debtor, any Guarantor, the Collateral or otherwise. Debtor understands and agrees that (a) Triad and the Approved Manufacturer(s) are not affiliated and Triad shall have no liability to Debtor or otherwise for the actions or omissions of the Approved Manufacturer(s) or other third parties; (b) Triad may share and exchange with the Approved Manufacturer(s) and any other third party as Triad determines appropriate any credit, financial and other information of or relating to Debtor, Debtor's principals, any Guarantors and others relating to Debtor, whether currently or hereafter in the possession of Triad or such other parties; (c) any actions or approvals contemplated to be taken by Secured Party under this Agreement or other Loan Documents may require Triad to obtain the approval or joinder of the Approved Manufacturer(s) or other interested parties, and Secured Party shall not be deemed to have breached this Agreement or any other Loan Document if Triad withholds approval of any requests or other matters hereunder if required to withhold such approval by an Approved Manufacturer or other interested party; and (d) Triad is not the Approved Manufacturer of the Inventory financed hereunder and shall have no liability or responsibility for the manufacture, delivery, maintenance, quality, performance or otherwise with respect to any item of the Inventory or any other portion of the Collateral.

24. Miscellaneous. (a) If any provision of this Agreement or the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or the other Loan Documents. (b) The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement. All references herein to Debtor, any Guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, corporation, limited liability company, partnership or other entity. All references to the parties herein shall also include any person which directly or indirectly owns or controls, is owned or controlled by, or is under common ownership or control with such party (each an "**affiliate**"). (c) Secured Party may establish a credit line for Debtor and may adjust such credit line from time to time. Such credit line does not constitute a commitment or committed line of credit from Secured Party. (d) Any waiver of a breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach by either party hereto. (e) If more than one party executes this Agreement as Debtor, then each such party agrees and represents that: (i) their obligations hereunder are joint and several, (ii) it is an affiliate of the other and expects to directly or indirectly benefit from the extension of credit by Secured Party, and (iii) Secured Party may change any terms of the Loan Documents, impair or release any security, release, compound or substitute any such party or any Guarantors, or take any other action that increase such party's risk or expose it to greater liability hereunder or otherwise, in each case without notice to the other Debtor(s) and without releasing any such party's obligations hereunder or otherwise. (f) This Agreement may be executed in any number

of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same document. The parties (or either of them) may sign this Agreement manually or by Electronic Signature (as defined below). A party's delivery of a counterpart of this Agreement containing or otherwise bearing or having associated therewith an Electronic Signature (i) shall be deemed to be conclusive proof of such party's intent and agreement to authenticate this writing and to form and to be bound by this Agreement, and (ii) shall have the same force and effect as delivery of a counterpart bearing an original manual signature. "**Electronic Signature**" means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record (including, without limitation, facsimile, email electronic signatures, or manual signatures scanned and transmitted by e-mail as a PDF). The words "execute," "execution," "executed," "sign," "signed," "signature," "initials" and words of similar import in this Agreement shall include Electronic Signatures. (g) This Agreement and the other Loan Documents contain the entire agreement of the parties hereto with respect to the subject matter hereof, collectively set forth the entire understanding of the parties with respect to the subject matter hereof, and collectively supersede any other agreements or understandings, oral or written, between the parties with respect to the subject matter hereof. This Agreement may not be amended, modified or supplemented in any respect, except by a subsequent written agreement executed by the parties hereto. (h) This Agreement may not be varied or modified by statement, conduct or act of any of the parties, except by a writing specifically referring to this Agreement and signed by all parties hereto. No course of dealing, course of performance, or usage of trade shall be considered in the interpretation or enforcement of this Agreement. Debtor waives any right it may have to introduce evidence of any such course of dealing, course of performance or usage of trade. (i) This Agreement and the other Loan Documents may be endorsed, sold, assigned, participated and transferred in whole or in part by Secured Party, and such holder and/or assignee of this Agreement shall succeed to and be possessed of the rights of Secured Party under this Agreement and such other Loan Documents to the extent transferred and assigned. The rights and obligations of Debtor may not be assigned or delegated, in whole or in part, without the prior written consent of Secured Party. (j) Any notices, demands or other communications hereunder shall be in writing, and shall be deemed to have been given and be effective upon the earlier of (i) delivery by personal delivery, (ii) one (1) business day after being sent by overnight courier, (iii) three (3) days after the mailing thereof by registered or certified mail, postage prepaid, return receipt requested, (iv) the date of posting by Lender on the Website, or (v) upon affirmative confirmation of receipt by email, if sent during normal business hours, or on the next business day if sent after normal business hours, in each case addressed to addresses set forth below for each party or such other address as any party shall have designated by notice in writing to the other parties. (k) This Agreement is not to be construed in any way against or in favor of any party hereto solely because one party drafted this Agreement. This Agreement applies to the Obligations and all agreements, instruments and documents executed or delivered in connection with the Obligations or otherwise related thereto, including this Agreement, each Approval Letter, each guaranty, each SOFT, and each Advance Request Document (collectively, the "**Loan Documents**"). (l) The obligations of Debtor in favor of Secured Party under this Agreement and the other Loan Documents shall survive termination of this Agreement and the other Loan Documents.

25. BINDING ARBITRATION.

25.1 Claims Subject to Arbitration. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever, whether arising before or after the date of this Agreement, and whether directly or indirectly relating to: (a) this Agreement, the other Loan Documents and/or any amendments and addenda hereto or thereto, or the breach, invalidity or termination hereof or thereof; (b) any previous or subsequent agreement between Secured Party and Debtor; (c) any act committed or alleged to have been committed by Secured Party or by any parent company, subsidiary or affiliated company of Secured Party (the "**Secured Party Companies**"), or by any employee, agent, officer, director or manager of a Secured Party Company,

whether or not arising within the scope and course of employment or other contractual representation of the Secured Party Companies, provided that such act arises under a relationship, transaction or dealing between Secured Party and Debtor; and/or (d) any other relationship, transaction or dealing between Secured Party and Debtor (collectively the "**Disputes**") will be subject to and resolved by binding arbitration. Notwithstanding the foregoing, the parties agree that either party may pursue claims against the other that do not exceed Ten Thousand Dollars ($10,000) in the aggregate in a court of competent jurisdiction. Service of arbitration claims shall be acceptable if made by U.S. mail or overnight delivery to the address for the party described herein.

25.2 Administrative Body. All arbitration hereunder will be conducted in Atlanta, Georgia in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("**AAA**"). The arbitration rules are found at www.adr.org. All arbitrator(s) selected will be attorneys with at least five (5) years of secured transactions experience. A panel of three arbitrators shall hear all claims exceeding One Million Dollars ($1,000,000), exclusive of interest, costs and attorneys' fees. Otherwise, claims may be heard by a single arbitrator. The arbitrator(s) will decide if any inconsistency exists between the rules of the applicable arbitral forum and the arbitration provisions contained herein. If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules. The arbitrator(s) shall follow the terms of this Agreement and the applicable law, including without limitation, the attorney-client privilege and the attorney work product doctrine.

25.3 Hearings. Each party hereby consents to a documentary hearing for all arbitration claims, by submitting the dispute to the arbitrator(s) by written briefs and affidavits, along with relevant documents. However, arbitration claims will be submitted by way of an oral hearing, if any party requests an oral hearing within forty (40) days after service of the claim, and that party remits the appropriate deposit for AAA's fees and arbitrator compensation within ten (10) days of making the request. The site of all oral arbitration hearings will be in Atlanta, Georgia.

25.4 Discovery. Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows. No later than forty (40) days after the filing and service of a claim for arbitration, the parties in contested cases will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses. No later than twenty-one (21) days prior to any oral arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; and a copy of all documents and a detailed description of any property to be introduced at the hearing. Under no circumstances will the use of interrogatories, requests for admission, requests for the production of documents or the taking of depositions be permitted. However, in the event of the designation of any expert witness(es), the following will occur: (a) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party; (b) the opposing party will be permitted to depose the expert witness(es); (c) the opposing party will be permitted to designate rebuttal expert witness(es); and (d) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished.

25.5 Exemplary or Punitive Damages. The Arbitrator(s) will not have the authority to award exemplary or punitive damages.

25.6 Confidentiality of Awards. All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be confirmed as a judgment or order in any state or federal court of competent jurisdiction; provided, however, the parties agree that, with respect to any potential or actual arbitration proceedings, nothing in this subsection shall prevent: (i) any of the parties from sharing documents or information with their own attorneys, accountants and other third parties that have a need to

know and have agreed to keep such information confidential as required by this Agreement; (ii) Triad or the Approved Manufacturer(s) from sharing any documents or information with each other; or (iii) the parties from disclosing documents or information to the limited extent required by compulsory process or other applicable law. This Agreement concerns transactions involving commerce among the several states. The Federal Arbitration Act, Title 9 U.S.C. Sections 1 et seq., as amended ("**FAA**") will govern all arbitration(s) and confirmation proceedings hereunder.

25.7 Prejudgment and Provisional Remedies. Nothing herein will be construed to prevent Secured Party's or Debtor's use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, and/or any other prejudgment or provisional action or remedy relating to any Collateral or for any current or future debt owed by either party to the other before a court of competent jurisdiction. Any such action or remedy will not waive Secured Party's or Debtor's right to compel arbitration of any Dispute.

25.8 Attorneys' Fees. If either Debtor or Secured Party brings any other action for judicial relief with respect to any Dispute (other than those set forth in Section 25.7 or those that do not exceed $10,000 in the aggregate, which may be brought in a court of competent jurisdiction), the party bringing such action will be liable for and immediately pay all of the other party's costs and expenses (including reasonable attorneys' fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If either Debtor or Secured Party brings or appeals an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including attorneys' fees, incurred by the other party in defending such action. Additionally, if Debtor sues Secured Party or institutes any arbitration claim or counterclaim against Secured Party in which Secured Party is the prevailing party, Debtor will pay all costs and expenses (including reasonable attorneys' fees) incurred by Secured Party in the course of defending such action or proceeding. If either Debtor or Secured Party brings any action for judicial relief pursuant to Section 25.7 or with respect to claims that do not exceed $10,000 in the aggregate, the prevailing party shall be entitled to recover from the non-prevailing party all of the prevailing party's costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such action, whether incurred at trial or on appeal.

25.9 Survival After Termination. The provisions of this Section 25 will survive the termination of this Agreement.

26. INVALIDITY/UNENFORCEABILITY OF BINDING ARBITRATION. TO THE EXTENT THE PROVISIONS OF SECTION 25 HEREOF ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION TO BE INVALID OR UNENFORCEABLE WITH RESPECT TO ANY DISPUTE, ANY LEGAL PROCEEDING WITH RESPECT TO ANY SUCH DISPUTE WILL BE TRIED EXCLUSIVELY IN THE COURTS OF THE STATE OF GEORGIA LOCATED IN COBB COUNTY, GEORGIA OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA BY A JUDGE WITHOUT A JURY, AND DEBTOR HEREBY CONSENTS TO SUCH EXCLUSIVE JURISDICTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO, FOLLOWING CONSULTATION WITH LEGAL COUNSEL, KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. DEBTOR FURTHER CONSENTS THAT ANY PROCESS OR NOTICE OF MOTION OR OTHER APPLICATION TO ANY OF SAID COURTS OR A JUDGE THEREOF, OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS THEREUNDER, MAY BE SERVED INSIDE OR OUTSIDE THE STATE OF GEORGIA OR THE NORTHERN DISTRICT OF GEORGIA BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE

LAST KNOWN ADDRESS OR BY PERSONAL SERVICE PROVIDED A REASONABLE TIME FOR APPEARANCE IS ALLOWED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS.

27. Limitations of Actions. Any action must be instituted: (a) with respect to any Dispute regarding non-payment of an amount owing under this Agreement or the other Loan Documents or otherwise to enforce the terms of this Agreement or the other Loan Documents, within eighteen (18) months after the date when such payment becomes overdue or, as to enforcement other than as to non-payment, such other date when the right of action accrues; and (b) with respect to any other Dispute, within one (1) year after the date the act or omission giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such act or omission; provided, however, that the foregoing periods shall be tolled to the extent a party is the subject of a bankruptcy, receivership or other proceeding that limits the ability of another party to prosecute an action against such party. Failure to institute an arbitration proceeding or other proceeding (if permitted under the terms of this Agreement) within the period described in the preceding sentence will constitute an absolute bar and waiver to the institution of any proceeding, whether arbitration or a court proceeding, with respect to such Dispute. Each of the parties agrees that the periods described herein are reasonable and sufficient for it to investigate and act upon any Dispute. Nothing in this section shall be interpreted to limit or otherwise affect the arbitration obligations of the parties as set forth in Section 25.

28. Governing Law. This Agreement has been substantially negotiated in the State of Georgia. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Georgia without regard to conflicts of laws principles that might refer the governance, construction or enforcement of this Agreement to the laws of another jurisdiction. For the avoidance of doubt, the parties agree that the laws of the State of Georgia shall govern the resolution of any Dispute, except to the extent inconsistent with the requirements of Section 25 of this Agreement (and in each such case the requirements of Section 25 of this Agreement, including, without limitation, the reference to mandatory arbitration and the FAA, shall control to the greatest extent permissible under applicable law).

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, Secured Party and Debtor have entered into this Agreement as of the date first above written.

Secured Party:	**Debtor:**
TRIAD FINANCIAL SERVICES, INC.	**GVEST FINANCE LLC**
In its individual capacity and as agent for the Secured Party	
By: Lee Dickerson	By: [signature]
Name: **Lee Dickerson**	Name: Raymond W. Gee
Its: **Senior VP**	Its: Manager
Date: 7/26/2021	Date: 7-27-21